Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 17, 2021, is entered into by and among FirstCash Holdings, Inc., a Delaware corporation (“New Parent”), Doug Rippel, an individual resident of the state of Kansas (“Rippel”), AFF Services, Inc., a Delaware corporation (“Seller”), and the entities set forth on the signature pages hereto (each, a “Seller Party,” and together with Rippel and Seller, the “Seller Parties”). Certain terms used in this Agreement are defined in Section 1.01.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Business Combination Agreement, dated October 27, 2021 (the “Transaction Agreement”), by and among FirstCash, Inc., a Delaware corporation, New Parent, the Seller Parties, Atlantis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Merger Sub”), and American First Finance, Inc., a Kansas corporation, (a) New Parent acquired Parent by effecting a merger in accordance with Section 251(g) of the Delaware General Corporation Law whereby Merger Sub merged with and into Parent, with Parent surviving such merger as a direct wholly owned subsidiary of New Parent, and (b) on the date hereof the Seller contributed, sold, assigned, conveyed and transferred to New Parent 100% of the Company Stock (as defined in the Transaction Agreement);

WHEREAS, in connection with the Transactions, Seller acquired newly issued shares of New Parent common stock, $0.01 par value per share (the “New Parent Common Stock”); and

WHEREAS, New Parent wishes to grant certain registration rights with respect to the New Parent Common Stock held by Seller or any other Holder, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller Parties and New Parent, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Agreement. The following terms shall have the meanings set forth in this Section 1.01:

“Affiliated Transferee” means any Affiliate of the Seller Parties who holds Registrable Securities.

“Blackout Period” means, in the event of a Disclosure Determination, a period of up to 45 days; provided, that a Blackout Period may not occur (i) more than twice in any 12-month period, and (ii) less than 30 days following the conclusion of a prior Blackout Period; and provided further, that the Blackout Periods in any 12-month period may not exceed 90 days in the aggregate.

“Disclosure Determination” means the public disclosure of material non-public information which, in the good faith judgement of the Board of Directors of New Parent or a committee of the Board of Directors of New Parent (after consultation with New Parent’s outside legal counsel), (i) would be required to be made in a registration statement or prospectus supplement filed, or to be filed, with the SEC by New Parent so that such registration statement or prospectus supplement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) would not be required to be made at such time but for the filing of such registration statement or prospectus supplement, and (iii) New Parent has a bona fide business purpose for not disclosing publicly.

“Holder” means (i) Seller and (ii) any direct or indirect Affiliated Transferee of Seller who shall become a party to this Agreement in accordance with Section 2.09 and has agreed in writing to be bound by the terms of this Agreement.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration, ordering of the effectiveness or automatic effectiveness of such registration statement.

“Registrable Securities” means the shares of New Parent Common Stock issued to Holder in connection with the Transactions, including any shares of New Parent Common Stock issued to Holder in connection with the Earn-out Payment and securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of such shares of New Parent Common Stock, whether by way of a dividend or distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization; provided, however, that securities that, pursuant to Section 3.01, no longer have registration rights hereunder shall not be considered Registrable Securities.

“Requesting Holder” shall mean any Holder requesting to have its Registrable Securities included in any Demand Registration, Shelf Registration or Piggy-Back Registration.

“Underwritten Offering” means an underwritten offering of New Parent Common Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of New Parent Common Stock by the Company, stockholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales.

Section 1.02 Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the section or agreement indicated.

Term	Page
Advice	11
Demand Registration	4
Demand Request	4
First Registrable Date	4
Form S-3	4
Merger Sub	1
New Parent	1
New Parent Common Stock	1
Parent	1
Piggy-Back Notice	6
Piggy-Back Transaction	6
Registration Expenses	11
Requested Underwritten Offering	6
Required Filing Date	4

Term	Page
Agreement	1
Rippel	1
Seller	1
Seller Affiliates	12
Seller Parties	1
Seller Party	1
Shelf Offering	5
Shelf Registration	4
Standstill Period	16
Suspension Notice	10
Take-Down Notice	5
Transaction Agreement	1
Underwritten Offering Notice	6

Section 1.03 Rules of Construction. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement, and the Article and Section headings contained in this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms and any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate. Unless otherwise specified, any agreement, instrument or Law defined or referred to herein or in any agreement, instrument or Law that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, and in the case of any Law, the rules and regulations promulgated thereunder. Unless the context otherwise requires, “or,” “neither,” “nor,” “any,” “either,” and “or” shall not be exclusive or disjunctive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. As used herein, “to the extent” means “to the degree of” and not “if”. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. References to any Person shall be deemed to refer to that Person’s successors and permitted assigns.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Demand Registration.

2.1.1 Request for Registration.

(a) Commencing on the six-month anniversary of the Closing Date (the “First Registrable Date”), any Holder or Holders of Registrable Securities shall have the right to require New Parent to file from time to time a registration statement on Form S-1 or any successor thereto, Form S-3 or any successor thereto (“Form S-3”), or any other appropriate form under the Securities Act or Exchange Act for the registration of the resale of the Registrable Securities (a “Demand Registration”), by delivering to New Parent written notice stating that such right is being exercised, naming, if applicable, the Holders whose Registrable Securities are to be included in such registration, specifying the number of each such Holder’s Registrable Securities to be included in such registration and, subject to Section 2.1.3 hereof, describing the intended method of distribution thereof (a “Demand Request”); provided, that, a Holder may make a Demand Request prior to, but within forty-five (45) days of, the First Registrable Date and in such event New Parent shall not be obligated to file the registration statement in respect of such Demand Registration prior to the First Registrable Date.

(b) Subject to Section 2.1.3, New Parent shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within forty-five (45) days after receiving a Demand Request (the “Required Filing Date”) and shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that New Parent shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) within one hundred and eighty (180) days after the effective date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article II. Notwithstanding the foregoing, in the event that New Parent issues any shares of New Parent Common Stock in connection with the Earn-out Payment and such shares are Registrable Securities and Holder or the Holders issue a Demand Request in connection with such Registrable Securities, the Required Filing Date shall be thirty (30) days after such issuance and the limitation on the number of Demand Registrations in any 180 day period shall not apply to such Demand Registration.

2.1.2 Shelf Registration.

(a) With respect to any Demand Registration, the Requesting Holders may require New Parent to effect a registration of the Registrable Securities under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”). To the extent New Parent is a well-known seasoned issuer (as defined in Rule 405 of the Securities Act) at the time any Demand Request is submitted, New Parent shall file an automatic shelf registration statement (as defined in Rule 405 of the Securities Act) on Form S-3 in accordance with the requirements of the Securities Act, which covers those Registrable Securities requested to be registered and which shall be deemed for all purposes a Shelf Registration. For the avoidance of doubt, the filing of a prospectus supplement to a prospectus included as part of an effective Shelf Registration naming the Holder as a selling stockholder and registering the Registrable Securities specified in the applicable Demand Request shall be deemed to satisfy New Parent’s obligations with respect to the filing (and effectiveness in the case of an automatic shelf registration statement) of a registration statement pursuant to this Agreement. Any Shelf Registration shall provide for the resale of the New Parent Common Stock from time to time in the United States by and pursuant to any method or combination of methods legally available to the Holder (including a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, block trades, derivative transactions with third parties and other hedging transactions). New Parent shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration in accordance with the intended methods of disposition by the Holder thereof.

(b) At any time that a Shelf Registration is effective (subject to any contractual lock-up agreements then in effect), if a Holder delivers a notice to New Parent (a “Take-Down Notice”) stating that it intends to effect an offering from any such registration statement (a “Shelf Offering”) of all or part of its Registrable Securities included by it on such registration statement, whether such offering is underwritten or non-underwritten, and stating the number of its Registrable Securities to be included in the Shelf Offering, then the Company shall amend or supplement such Registration Statement and take such other reasonable actions, as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering.

2.1.3 Deferral of Filing. New Parent may defer the filing (but not the preparation) of a registration statement or prospectus supplement required by Section 2.01 in the event of a Blackout Period until the expiration of a Blackout Period. In order to defer the filing of a registration statement pursuant to this Section 2.1.3, New Parent shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of New Parent stating that New Parent is deferring such filing pursuant to this Section 2.1.3 and a general statement of the reason for such deferral and an approximation of the anticipated delay. During any deferral pursuant to this Section 2.1.3, New Parent will use good faith efforts to limit the duration of any such deferral.

Section 2.02 SEC Form S-3. If available, New Parent shall cause Demand Registrations to be registered on Form S-3, and if New Parent is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be registered on the form for which New Parent then qualifies. New Parent shall use its commercially reasonable efforts to remain eligible to use Form S-3 (including, if applicable, an automatic shelf registration statement) and shall use its commercially reasonable efforts to remain a well-known seasoned issuer (as defined in Rule 405 of the Securities Act) (and not to become an ineligible issuer (as defined in Rule 405 of the Securities Act)) during the period during which any automatic shelf registration statement is effective.

Section 2.03 Piggy-Back Registration. If New Parent proposes to register any New Parent Common Stock under the Securities Act for its own account or for the account of other Persons who are not Holders (other than a registration (a) on Form S-4 or S-8, (b) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (c) in which the only New

Parent Common Stock being registered in New Parent Common Stock issuable upon conversion of debt securities that are also being registered) then New Parent will give written notice thereof to the Holders (a “Piggy-Back Notice”) as soon as practicable (but in no event less than three calendar days before the anticipated filing date or commencement date, as applicable) (a “Piggy-Back Transaction”). The Piggy-Back Notice will state the intended method of disposition of the securities in the Piggy-Back Transaction, and such notice will offer the Holders the opportunity to sell in such Piggy-Back Transaction such number of shares of Registrable Securities as each such Holder may request. Any Holder may elect to include its Registrable Securities in such Piggy-Back Transaction by delivering written notice of such election (such notice including the number of shares of Registrable Securities the Holder desires to include) within three calendar days of receipt of the Piggy-Back Notice. New Parent will use commercially reasonable efforts, subject to the last sentence of this Section 2.03, to cause the managing underwriter, if any, of such Piggy-Back Transaction to permit the Registrable Securities requested to be included therein to be included on the same terms and conditions as apply to any other securityholders. Such Holders proposing to distribute their Registrable Securities through a Piggy-Back Transaction will enter into an underwriting agreement in customary form with the underwriters selected for such transaction by New Parent. Notwithstanding anything contained herein, if the managing underwriters of a Piggy-Back Transaction advise New Parent and the Holders of the Registrable Securities included in such offering in writing that based on prevailing market precedent and public investor expectations the number of securities requested to be included in the Piggy-Back Transaction exceeds the number of securities that can be sold therein without materially and adversely affecting the marketability of the offering, then the amount of securities to be offered will be reduced to a number that, in the written opinion of such managing underwriters can be sold without having such a material and adverse effect, and the securities to be included in such Piggy-Back Transaction will be allocated, (a) first, to New Parent, (b) second, to the Holders that have requested to participate in such Piggy-Back Transaction on a pro rata basis based on the number of Registrable Securities held by each Holder, and (c) third, if there remains availability for additional New Parent Common Stock to be included in such Piggy-Back Transaction, to the holders of any other securities eligible for inclusion in such Piggy-Back Transaction (it being understood there are no such eligible securities as of the date of this Agreement). The rights in this Section 2.03 shall expire on June 17, 2029.

Section 2.04 Requested Underwritten Offering. Any Holder then able to effectuate a Demand Registration pursuant to the terms of Section 2.1.1 or any Holder who has previously effectuated a Demand Registration pursuant to Section 2.1.1 or any Holder then able to effectuate a Shelf Offering, in each case, shall have the option and right, exercisable by delivering written notice to New Parent of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require New Parent, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided, that if the Requested Underwritten Offering (i) is pursuant to a new Demand Registration, then the Registrable Securities requested to be included in such Requested Underwritten Offering shall be reasonably expected to result in aggregate gross proceeds in excess of $75.0 million as of the date of such Underwritten Offering Notice, and (ii) is pursuant to a Shelf Offering, then the Registrable Securities requested to be included in such Requested Underwritten Offering shall be reasonably expected to result in aggregate gross proceeds in excess of $75.0 million as of the date of such Underwritten Offering Notice. The Underwritten Offering Notice must set forth the number of Registrable Securities that the Holder intends to include in such Requested Underwritten Offering. The managing underwriter of a Requested Underwritten Offering shall be designated and selected by the Holders initiating the Requested Underwritten Offering, subject to New Parent’s approval which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, New Parent is not obligated to effect more than three (3) Requested Underwritten Offerings pursuant to this Agreement nor shall New Parent be obligated to effect a Requested Underwritten Offering that would launch within 90 days after the closing of a previous Underwritten Offering. Notwithstanding anything contained herein, in the case of a Requested Underwritten Offering or Demand Registration or Shelf Offering that is otherwise an Underwritten Offering, if the managing underwriters advise New Parent and the Holders of the Registrable Securities included in such Underwritten Offering in writing that based on prevailing market precedent and public investor expectations the number of securities requested to be included in such offering exceeds the number of securities that can be sold therein without materially and adversely affecting the marketability of the offering, then the amount of securities to be offered will be reduced to a number that, in the written opinion of such managing underwriters can be sold without having such a material and adverse effect, and the securities to be included in such Underwritten Offering will be allocated, (a) first, to the Holders that have requested to participate in such Underwritten Offering on a pro rata basis based on the number of Registrable Securities held by each Holder, (b) second, to New Parent, and (c) third, if there remains availability for additional New Parent Common Stock to be included in such Underwritten Offering, to the holders of any other securities eligible for inclusion in such Underwritten Offering (it being understood there are no such eligible securities as of the date of this Agreement). In the case of an Underwritten Offering initiated in response to a Demand Registration or Shelf Offering (including a Requested Underwritten Offering), the price, underwriting discount and other financial terms shall be determined by the Holders included in the Demand Registration or Shelf Offering. The rights in this Section 2.04 shall expire on June 17, 2029.

Section 2.05 Registration Procedures. Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Agreement, New Parent will use its reasonable best efforts to effect the registration thereof as promptly as is practicable, and pursuant thereto New Parent will as expeditiously as possible:

(a) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided, however, that as far in advance as reasonably practicable before filing such registration statement or any amendment thereto, New Parent will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity reasonably to comment upon, or object to, the information contained therein and New Parent will make corrections reasonably requested by such Holder with respect to such information prior to New Parent filing any such registration statement or amendment; provided, further; that New Parent shall not file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to a Holder by name, or otherwise identifies the Holder as the holder of any securities of New Parent, without the consent of the Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by applicable Law;

(b) except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (including the filing of a new registration statement upon the expiration of a prior one) and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto until the date on which all the Registrable Securities subject thereto have been sold pursuant to such registration statement;

(d) furnish to each seller of Registrable Securities of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any prospectus supplement, any documents incorporated by reference therein, any free writing prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (it being understood that, subject to Section 2.08 and the requirements of the Securities Act and applicable state securities laws, New Parent consents to the use of the prospectus and any amendment or supplement thereto by each seller in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(e) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions each selling Holder reasonably requests; use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided, however, that New Parent will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

(f) promptly notify each selling Holder in writing (A) when a prospectus, any prospectus supplement, any free writing prospectus or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable

Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event that makes any statement made in a registration statement (including any document incorporated by reference therein or deemed incorporated by reference therein) or related prospectus or free writing prospectus untrue or that requires the making of any changes in or amendments to such registration statement, prospectus, free writing prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC promulgated under the Securities Act and the Exchange Act, and make generally available to New Parent’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12)-month period beginning with the first day of New Parent’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12)-month period, and which requirement will be deemed to be satisfied if Parent timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(h) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates or shares in book-entry form (which shall not bear any restrictive legends unless required under applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the selling Holders may request and keep available and make available to New Parent’s transfer agent prior to the effectiveness of such registration statement a supply of any such certificates;

(i) cause the Registrable Securities included in any registration statement to be listed on each securities exchange, if any, on which similar securities issued by New Parent are then listed and to be registered under the Exchange Act;

(j) provide a transfer agent and registrar for all Registrable Securities registered hereunder;

(k) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(l) notify each selling Holder of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(m) advise each selling Holder of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(n) in connection with an Underwritten Offering, will cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in a reasonable number of presentations, meetings and road shows;

(o) pay any registration fee for any Registrable Securities sold pursuant to an automatic shelf registration statement upon the filing of a final prospectus supplement with respect to such sale in the manner contemplated by Rule 456(b) under the Securities Act;

(p) cooperate, in good faith, subject to normal and customary confidentiality agreements and obligations, with any attorney, accountant or other professional retained by any Holder in connection with the resale of Registrable Securities or exercise of registration rights pursuant hereto; and

(q) in connection with any Underwritten Offering, New Parent will take the following actions as may be reasonably requested by such Holder or the underwriters or agents thereof: (A) entering into customary underwriting agreements as reasonably requested by any Holder or the underwriters or agents, if any; (B) making such representations and warranties to the underwriters or agents, if any, in form, substance and scope as are customarily made by New Parent in underwritten offerings of its applicable securities; (C) obtaining for delivery to the underwriters, if any, opinions and negative assurance letters from counsel for New Parent, in customary form, scope and substance; (D) obtaining for the underwriters “cold comfort” letters and updates thereof from New Parent’s independent registered public accounting firm that has certified the financial statements included in the applicable registration statement, with such letters to be in customary form, scope and substance covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (E) permit the managing underwriter of such Underwritten Offering to conduct such due diligence as is reasonably and customary in transactions of such type.

Section 2.06 Suspension of Dispositions. New Parent shall be entitled, by providing written notice to the Holders whose Registrable Securities are registered under a registration statement pursuant hereto (a “Suspension Notice”), to require such Holders to suspend the use of the related prospectus for sale of Registrable Securities thereunder during any Blackout Period. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any Suspension Notice, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by New Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by New Parent, such Holder will deliver to New Parent all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. During any suspension of trading pursuant to this Section 2.06, New Parent will (a) use good faith efforts to limit the duration of any suspension period, (b) use reasonable best efforts to prepare and file with the SEC such amendments and/or supplements to the applicable registration statement as may be reasonably necessary to update such registration statement and to comply with the provisions of the Securities Act with respect to the resale of all Registrable Securities covered by the prospectus related thereto, (c) not register any securities for sale by New Parent (other than in connection with a registration statement on Form S-4 or S-8) or for resale by any other securityholders, and (d) suspend the usage of all other then-effective registrations statements and related prospectuses (other than in connection with a registration statement on Form S-4 or S-8 registering securities for sale by New Parent). In the event New Parent shall give any such Suspension Notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.05(b) and 2.05(c) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. New Parent shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

Section 2.07 Registration Expenses. All out-of-pocket fees and expenses incident to any registration hereunder, including, without limitation, New Parent’s performance of or compliance with this Article II, all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing of the Registrable Securities, reasonable fees and expenses of counsel for New Parent and its independent certified public accountants and the fees and expenses of other Persons retained by New Parent (collectively, the “Registration Expenses”), will be borne by New Parent (unless paid by a security holder that is not a Holder for whose account the registration is being effected) whether or not any registration statement becomes effective; provided, however, that the Registration Expenses incurred by New Parent in connection with (i) the second Requested Underwritten Offering conducted pursuant to Section 2.04 shall be borne equally by New Parent and the Holders (on a pro rata basis among themselves based on the number of Registrable Securities being sold in the Requested Underwritten Offering) participating in such Requested Underwritten Offering and (ii) the third Requested Underwritten Offering conducted pursuant to Section 2.04 shall be borne by the Holders (on a pro rata basis among themselves based on the number of Registrable Securities being sold in the Requested Underwritten Offering) participating in such Requested Underwritten Offering. Any brokerage fees, commissions, discounts or other expenses incurred in connection with the sale of any Registrable Securities shall be borne by the applicable Holder.

Section 2.08 Indemnification.

2.8.1 New Parent agrees to indemnify and reimburse, to the fullest extent permitted by Law, each seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such seller and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (a) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.8.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement (including any document incorporated by reference therein or deemed incorporated by reference therein), prospectus, preliminary prospectus, free writing prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, (c) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, based upon, arising out of, or relating to or resulting from any violation by New Parent of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to New Parent and relating to any action or inaction in connection with the related offering of Registrable Securities and (d) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to New Parent, to the extent that any such expense or cost is not paid under subparagraph (a), (b) or (c) above; except insofar as any such statements are made in reliance upon and in strict conformity with information furnished in writing to New Parent by such seller or any Seller Affiliate for use therein. The reimbursements required by this Section 2.8.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred; provided that reimbursements shall not be required to be paid more frequently than once per calendar quarter.

2.8.2 In connection with any registration statement in which a seller of Registrable Securities is participating, each such seller will furnish to New Parent in writing such information and affidavits as New Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify New Parent and each of its employees, advisors, agents, representatives, partners, officers and directors and each Person who controls New Parent (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement (including any document incorporated by reference therein or deemed incorporated by reference therein), prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing to New Parent by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement;

provided, further, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to New Parent information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to New Parent.

2.8.3 Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is materially prejudiced by such failure) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party or (B) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

2.8.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8.1 or Section 2.8.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions that resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this

Section 2.8.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8.3, defending any such action or claim. Notwithstanding the provisions of this Section 2.8.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages that such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement (including any document incorporated by reference therein or deemed incorporated by reference therein), prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8.4 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.08, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8.1 and Section 2.8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.8.2.

2.8.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

Section 2.09 Transfer of Registration Rights. The rights of each Holder under this Agreement may be assigned to any Affiliated Transferee who acquires Registrable Securities and who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement.

Section 2.10 Rule 144. New Parent will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if New Parent is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell New Parent Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, New Parent will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by New Parent’s principal financial officer, stating (i) New Parent’s name, address and telephone number (including area code), (ii) New Parent’s Internal Revenue Service identification number, (iii) New Parent’s SEC file number, (iv) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by New Parent, and (v) whether New Parent has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

Section 2.11 Preservation of Rights. New Parent hereby represents and warrants that, as of the date hereof, no registration rights in respect of any securities of New Parent (including any securities convertible into securities of New Parent) have been granted to any other Person and are currently in effect, or would come into effect due to the passage of time or the occurrence of any event, other than pursuant to this Agreement.

Section 2.12 Cooperation. During the period beginning on the date hereto and continuing through and including such date that is three (3) years following the date thereof, prior to undertaking a sale or series of related sales of shares of Seller’s New Parent Common Stock valued at $50,000,000 or more, Seller agrees to notify the chief executive officer and the chief financial officer of New Parent prior to the consummation of any such sale or series of related sales.

ARTICLE III

TERMINATION

Section 3.01 Termination. The registration rights hereunder shall cease to apply to any particular Registrable Security when: (a) a registration statement with respect to the sale of such Registrable Security shall have become effective under the Securities Act and such Registrable Security shall have been disposed of in accordance with such registration statement; (b) such Registrable Security shall have been sold pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Registrable Security shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by New Parent and subsequent public distribution of them would be exempt from registration under the Securities Act or any similar state law then in force; (d) such Registrable Security shall have ceased to be outstanding; or (e) such Registrable Security is eligible for sale pursuant to Rule 144 under the Securities Act (or any successor provision) without restriction (including with respect to manner of sale and volume limitations). New Parent shall promptly upon the request of any Holder confirm to such Holder the number of Registrable Securities then outstanding.

ARTICLE IV

STANDSTILL AND VOTING

Section 4.01 Standstill Agreement.

4.1.1 Each Seller Party agrees that, except as provided in this Agreement or any other Transaction Document, during the Standstill Period (as defined below), neither such Seller Party nor any of such Seller Party’s Affiliates will, unless specifically invited in writing by New Parent, directly or indirectly, alone or in concert with any other Person: (i) except for any securities of New Parent granted to Rippel in his capacity as a director or employee of New Parent and its Subsidiaries, acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, any direct or indirect beneficial interest in any voting securities or any rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of New Parent; (ii) make or otherwise become a “participant” in any “solicitation” of “proxies” to vote (as such terms are used in the Exchange Act), or seek to advise or influence any Person with respect to the voting of any voting securities of New Parent; (iii) form, join or any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of New Parent; (iv) publicly offer, seek, or propose to acquire, outside the ordinary course of business, any of the assets of New Parent, (v) otherwise propose or participate in a proposal to New Parent or any of its Affiliates or any other Person with respect to any merger, business combination, consolidation, sale, restructuring, reorganization, recapitalization, extraordinary dividend, or other transaction involving New Parent; (vi) otherwise seek to control, change or influence the management or Board of Directors of New Parent or nominate any Person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of New Parent or any of its Affiliates; or (vii) announce an intention to take, or enter into any arrangement or understanding with others to take, any of the actions restricted or prohibited under clauses (i) through (vi) of this Section 4.01, or take any action that would result in New Parent having to make a public announcement regarding any of the matters referred to in clauses (i) through (vi) of this Section 4.01. Seller may make any request or proposal (but only privately to New Parent or the Board of Directors of New Parent and not publicly) to amend, waive or terminate any provision of this Section 4.01. “Standstill Period” means the two (2) year period beginning on the Closing Date.

4.1.2 Notwithstanding the foregoing:

(a) nothing in Section 4.01 shall prevent, restrict, encumber or in any way limit the exercise of the fiduciary duties of Rippel as a director of New Parent or to take any action or make any statement at any meeting of the Board of Directors of New Parent or any committee thereof, or otherwise to act, in each case, in his capacity as a director of New Parent;

(b) the restrictions contained in this Section 4.01 shall cease immediately if (x) New Parent enters into a definitive agreement to engage in, or makes a public announcement of an intention to engage in, a business combination, recapitalization or other transaction that would result in an acquisition, directly or indirectly, by any other Person or group of a majority of the voting securities or assets of New Parent or (y) any tender offer or exchange offer has been commenced for at least a majority of New Parent’s voting securities; provided that, in the event that such business combination, recapitalization or other transaction or tender or exchange offer is withdrawn, terminated or otherwise not consummated, each Holder will thereafter be subject to the restrictions contained in this Section 4.01 until the end of the Standstill Period, except with respect to any transaction that has been proposed by any Holder prior to the time such business combination, recapitalization or other transaction or tender or exchange offer is withdrawn, terminated or otherwise not consummated; and

(c) no Holder shall be prohibited from making any confidential, non-public proposal to New Parent, provided that such proposal is communicated solely to the Board of Directors, or a committee thereof, of New Parent, is not reasonably intended to require New Parent to make public disclosure with respect to such proposal and is otherwise held confidential.

Section 4.02 Voting Restrictions.

4.2.1 Subject to Section 4.01, each Holder:

(a) shall vote in accordance with the Board of Directors’ recommendation with respect to (i) elections of director nominees to the Board of Directors, (ii) the ratification of the appointment of New Parent’s independent registered public accounting firm, (iii) any “say-on-pay” proposal of New Parent, (iv) any stockholder proposal, or (v) any proposal related to an incentive compensation plan or material amendment thereof, in each case that is submitted to New Parent’s stockholders for approval, each Holder shall vote; and

(b) may vote as they may determine in their sole discretion, with respect to any matters submitted to New Parent’s stockholders for approval other than those listed in Section 4.2.1(a).

4.2.2 In furtherance of Section 4.2.1 each Holder shall be present in person or represented by execution and submission to New Parent of the proxy card or voting instruction form solicited by New Parent or the Board of Directors at all meetings of stockholders to the extent necessary so that all voting securities of New Parent as to which they are entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

4.2.3 A Holder shall be subject to the voting restrictions in Section 4.02 until the second anniversary of the Closing Date.

ARTICLE V

MISCELLANEOUS

Section 5.01 Notices. Any notice or other communication required or permitted to be delivered to any party shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by electronic transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or (c) one Business Day after being sent by courier or express delivery service; provided that, in each case, the notice or other communication is sent to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other parties):

(a) if to New Parent to:

1600 West 7th Street

Fort Worth, Texas 76102

Attention: Rick Wessel

Doug Orr

Email:       rick.wessel@firstcash.com

doug.orr@firstcash.com

with a copy to (which shall not constitute notice):

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Kyle Healy

Justin Howard

Email: kyle.healy@alston.com

justin.howard @alston.com

(b) if to any Seller Party, to:

Douglas R. Rippel

7570 W. 21st Street N

Building 1010, Suite C

Wichita, Kansas 67212

E-Mail: drippel@americanfirstfinance.com

with a copy to (which shall not constitute notice):

King & Spalding LLP

1180 Peachtree Street NE, Suite 1600

Atlanta, Georgia 30309

Attention: Erik Belenky

E-Mail: ebelenky@kslaw.com

If to any other Holder, to the address indicated for such Holder in New Parent’s stock transfer records with copies, so long as Seller owns any Registrable Securities, to Seller as provided above.

Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 5.02 Governing Law; Waiver of Jury Trial; Jurisdiction; Specific Performance.

5.2.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Delaware; (b) if any such action is commenced in a state court, then, subject to applicable Law, no party shall object to the removal of such action to any federal court located in Delaware; and (c) each of the parties irrevocably waives the right to trial by jury.

5.2.2 The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.2.1 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement or at law or in equity. Each party agrees that such party will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.2.2 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.03 Further Assurances. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 5.04 Entire Agreement; Counterparts. This Agreement and, as applicable, the other Transaction Documents, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronic transmission, each of which shall be deemed an original.

Section 5.05 Assignment; No Third Party Beneficiaries. This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but, except as provided in Section 2.09 hereto, neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 5.06 Expenses. Except as otherwise specifically provided herein, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 5.07 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 5.08 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

Section 5.09 Waiver.

5.9.1 No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

5.9.2 No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

NEW PARENT:

FIRSTCASH HOLDINGS, INC.

By:	/s/ Rick L. Wessel
Name:	Rick L. Wessel
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

THE SELLER PARTIES:

AFF SERVICES, INC.

By:	/s/ J. Douglas Maxwell
Name:	J. Douglas Maxwell
Title:	Treasurer

DOUGLAS R. RIPPEL REVOCABLE TRUST

By:	/s/ Douglas R. Rippel
Name:	Douglas R. Rippel
Title:	Trustee

By:	/s/ Kimberly L. Rippel
Name:	Kimberly L. Rippel
Title:	Trustee

2013 DOUGLAS R. RIPPEL IRREVOCABLE TRUST

By:	/s/ Douglas R. Rippel
Name:	Douglas R. Rippel
Title:	Trustee

[Signature Page to Registration Rights Agreement]

/s/ Douglas R. Rippel
Douglas R. Rippel

[Signature Page to Registration Rights Agreement]

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